AMENDMENT NUMBER ONE TO INVESTMENT ADVISORY AGREEMENT

This AMENDMENT NUMBER ONE dated as of September 19, 2019 to the Investment Advisory Agreement (“Agreement”) dated as of September 19, 2007, originally made by and between PROSPECTOR FUNDS, INC., a Maryland corporation, with its principal offices and place of business at 370 Church Street, Guilford, CT 06437 (the “Fund”), including any series thereof as set forth on Schedule A of the Agreement (each a “Series” and collectively, the “Series”) and PROSPECTOR PARTNERS ASSET MANAGEMENT, LLC, a Delaware limited liability company, with its principal office and place of business at 370 Church Street, Guilford, CT 06437 (the “Adviser”). Per the terms of the Agreement, the Adviser has agreed to perform investment advisory services for such Series. Capitalized terms used but not defined herein have the meaning set forth in the Agreement.

WITNESSETH

WHEREAS, the Adviser and the Fund are parties (“Parties”) to the Agreement; and

WHEREAS, pursuant to the terms of Section 12(a) of the Agreement, the Parties may amend the Agreement in writing; and

WHEREAS, the Adviser and the Fund desire to amend the Agreement to modify certain terms to the Agreement, including the Compensation to the Adviser as set forth in Schedule B to the Agreement.

NOW, THEREFORE, the Parties agree as follows: Schedule B of the Agreement shall be deleted in its entirety and replaced with Schedule B attached to this amendment.

The Agreement shall otherwise be unaffected by this Amendment and its terms shall continue as set forth therein.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment Number One to the Agreement.

PROSPECTOR FUNDS, INC.	PROSPECTOR PARTNERS ASSET MANAGEMENT, LLC

By: /s/Peter N. Perugini, Jr.	By: /s/John D. Gillespie

Name: Peter N. Perugini, Jr.	Name: John D. Gillespie
Title: Treasurer	Title: Managing Member

AMENDED SCHEDULE B
dated September 5, 2019
to the
Investment Advisory Agreement between Prospector Funds, Inc.
and
Prospector Partners Asset Management, LLC

Appendix 1

PROSPECTOR FUNDS, INC.

Compensation:

The Prospector Capital Appreciation Fund will pay the Adviser a fee at an annualized rate equal to 1.00% of the aggregate average daily net assets of the Series.

Effective Date: September 19, 2019

Acknowledged and Accepted By:

PROSPECTOR FUNDS, INC.	PROSPECTOR PARTNERS ASSET MANAGEMENT, LLC

By: /s/Peter N. Perugini, Jr.	By: /s/John D. Gillespie

Name: Peter N. Perugini, Jr.	Name: John D. Gillespie
Title: Treasurer	Title: Managing Member

AMENDED SCHEDULE B
dated September 5, 2019
to the
Investment Advisory Agreement between Prospector Funds, Inc.
and
Prospector Partners Asset Management, LLC

Appendix 2

PROSPECTOR FUNDS, INC.

Compensation:

The Prospector Opportunity Fund will pay the Adviser a fee at an annualized rate equal to 1.00% of the aggregate average daily net assets of the Series.

Effective Date: September 19, 2019

Acknowledged and Accepted By:

PROSPECTOR FUNDS, INC.	PROSPECTOR PARTNERS ASSET MANAGEMENT, LLC

By: /s/Peter N. Perugini, Jr.	By: /s/John D. Gillespie

Name: Peter N. Perugini, Jr.	Name: John D. Gillespie
Title: Treasurer	Title: Managing Member